UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2014

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Kate Rundle resigned as the Executive Vice President, General Counsel and Corporate Secretary of Oclaro, Inc. (the “Company”), effective as of January 10, 2014. In connection with such resignation, Ms. Rundle and the Company entered into a Separation Agreement on January 9, 2014, under which Ms. Rundle is entitled to (i) a cash payment equal to $410,300, and outplacement assistance, subject to Ms. Rundle executing a release under the terms of the Separation Agreement and (ii) the amount of any accrued base salary and/or vacation pay to the date of termination to the extent not previously paid.

Item 8.01 Other Events

On January 1, 2014, David L. Teichmann joined the Company, and is succeeding Ms. Rundle as its Executive Vice President, General Counsel and Corporate Secretary. Mr. Teichmann, 57, is a seasoned legal executive with over 25 years of experience providing counsel and leadership to Silicon Valley companies operating globally. Prior to joining Oclaro, he served from April 2007 to December 2012 as the Executive Vice President, General Counsel and Corporate Secretary of Trident Microsystems, Inc., a public fabless semiconductor company that sold television and set top box integrated circuits. From August 1998 to February 2006, he served as the Senior Vice President, General Counsel and Secretary of GoRemote Internet Communications, Inc., a secure managed global remote access solutions provider, guiding the company through its initial public offering in 1999 and its acquisition by iPass, Inc. in 2006. From 1993 to July 1998, he served in various positions at Sybase, Inc., an enterprise software company, including Vice President, International Law as well as Director of European Legal Affairs based in The Netherlands. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel for Tandem Computers Corporation, a fault tolerant computer company, handling legal matters in Asia-Pacific, Japan, Canada and Latin America. He began his legal career as an attorney with the Silicon Valley-based Fenwick & West LLP. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the William S. Richardson School of Law at the University of Hawaii. He was also a Rotary Foundation Scholar at the Universidad Central de Venezuela, where he did post-graduate work in Latin American Economics and Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: January 10, 2014	By:	/s/ Mike Fernicola
Mike Fernicola
Chief Accounting Officer